PROSPECTUS Dated                        Pricing Supplement No. 47
April 1, 1998                           Effective March 8, 1999



                   U.S. $1,000,000,000          Rule 424 (b)(3)
                                            Registration Statement
                FORD MOTOR CREDIT COMPANY       No. 333-45015

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
---------   -------------     ---------------   ----------------
3/8/99          4.62%             4.82%             5.02%